AMENDMENT NO. 13 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY MUNICIPAL TRUST

THIS AMENDMENT NO. 13 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST (“Declaration of Trust”) is hereby adopted as of the 17th day of December, 2019, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Municipal Trust (the "Trust") to add two new series titled Managed Account Shares Series CA Fund and Managed Account Shares Series N Fund (“New Series”).

NOW, THEREFORE, BE IT RESOLVED, that each of the aforementioned actions shall take effect as indicated in the first recital hereto; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Municipal Trust

/s/ Tanya S. Beder                    /s/ Jeremy I. Bulow
Tanya S. Beder                    Jeremy I. Bulow

/s/ Anne Cassells                    /s/ Ronald J. Gilson
Anne Casscells                    Ronald J. Gilson

/s/ Frederick L. A. Grauer                /s/ Jonathan D. Levin
Frederick L.A. Grauer                    Jonathan D. Levin

/s/ Peter F. Pervere                    /s/ John B. Shoven
Peter F. Pervere                    John B. Shoven

/s/ Jonathan S. Thomas
Jonathan S. Thomas

SCHEDULE A

American Century Municipal Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series	Class	Date of Establishment

Tax-Free Money Market Fund	Investor	07/31/1984
Intermediate-Term Tax-Free Bond Fund	Investor I Class	07/31/1984 12/17/2002*
	A Class	03/01/2010
	C Class	03/01/2010
	T Class	04/10/2017
	Y Class	04/10/2017

High-Yield Municipal Fund	Investor	12/15/1997
	I Class	03/01/2010*
	A Class	05/08/2002
	C Class	05/01/2001
	Y Class	04/10/2017
Managed Account Shares Series CA Fund	N/A	12/17/2019
Managed Account Shares Series N Fund	N/A	12/17/2019

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

*Formerly Institutional Class; name changed to I Class on April 10, 2017.

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